Exhibit 99.1

Mitek Reports First Quarter Fiscal 2013 Financial Results

•	Signed 708 financial institutions to date with 318 customers live as of Dec. 31, 2012

•	Entered into strategic partnership with US Bank for commercial launch of Mobile Photo Bill Pay™

•	Increased Mobile Deposit® transaction usage over 25% for third consecutive quarter

•	Sixth mobile imaging patent issued by USPTO

SAN DIEGO – January 31, 2013 – Mitek Systems, Inc. (NASDAQ: MITK; www.miteksystems.com), a leading mobile imaging software solutions provider, today announced its financial results for the first quarter of fiscal 2013, which ended December 31, 2012.

“We had a strong start to fiscal 2013 with record bookings for our Mobile Photo Bill Pay product and strong bookings for Mobile Deposit and our entire suite of mobile imaging products. We continue to see strong market demand for our flagship Mobile Deposit product with over 25% increase in transaction usage for the third consecutive quarter,” said James B. DeBello, president and CEO of Mitek. “With 708 banks signed to date, including the nation’s top retail banks, our mobile imaging market presence continues to grow. During the first quarter of fiscal 2013 we signed 144 banks and saw a record number of Mobile Deposit customer launches, which we believe is a leading indicator of our long-term growth. Importantly, we signed US Bank as our first major customer for Mobile Photo Bill Pay, and we look forward to their commercial launch early this year. We also continued to build our IP portfolio with the issuance of our sixth mobile imaging patent issued.”

Total revenue for the first quarter of fiscal 2013 was $3.3 million compared to total revenue of $3.5 million in the first quarter of fiscal 2012. During the first quarter of fiscal 2013, the Company signed a number of large software licenses for its Mobile Deposit, Mobile Photo Bill Pay and other mobile imaging products; however, a portion of the revenue from these licenses is recurring in nature and will be recognized in future periods.

Mitek Reports First Quarter Fiscal 2013 Financial Results

GAAP net loss for the first quarter of fiscal 2013 was $1.4 million, or $0.05 per share, compared to GAAP net income of $26,000, or breakeven on a per share basis, in the first quarter of 2012.

Non-GAAP net loss for the first quarter of 2013 was $700,000, or $0.03 per share, compared to non-GAAP net income of $453,000, or $0.02 per diluted share, in the first quarter of fiscal 2012.

Total operating expenses for the first quarter of fiscal 2013 were $4.7 million compared to $3.5 million for the first quarter of fiscal 2012. The increase in total operating expenses was primarily driven by higher investments in personnel to grow the business, sales and marketing expenses and R&D associated with product development.

The Company ended the first quarter of fiscal 2013 with cash, cash equivalents and investments of $15.1 million, compared to $14.6 million at the end of fiscal 2012.

Highlights

•	Signed a strategic mobile imaging partnership with US Bank to deliver the first Mobile Photo Bill Pay product to US Bank customers in early 2013.

•	Sixth mobile imaging patent issued to the Company by the USPTO, bringing the total number of issued patents to 13 with 14 additional patents pending.

•

Announced more than 20 prepaid card initiatives from some of the most innovative banks, large retailers and wireless carriers by making the process of loading prepaid cards simple and easy with Mitek’s intelligent mobile imaging technology.

Conference Call

Mitek management will host a conference call and live webcast for analysts and investors today at 5:00 p.m. ET to discuss the Company’s financial results. To participate, please dial in as follows approximately ten minutes in advance of the scheduled start time:

Mitek Reports First Quarter Fiscal 2013 Financial Results

•	Parties in the United States and Canada can access the call by dialing 1-866-730-5767, using conference code 79007332.

•	International parties can access the call by dialing 1-857-350-1591, using conference code 79007332.

Mitek will offer a live webcast of the conference call, which will also include forward-looking information. The live webcast will be accessible and on the “Investor Relations” section of the Company’s website at www.miteksystems.com, and will be archived for a period of 30 days. An audio replay of the conference call will be available approximately two hours after the call and will be archived for 30 days. To hear the replay, parties in the United States and Canada should call 1-888-286-8010 and enter conference code 31374365. International parties should call 1-617-801-6888 and enter conference code 31374365.

About Mitek

Headquartered in San Diego, Calif., Mitek Systems (NASDAQ: MITK) is a mobile imaging software solutions provider that allows users to remotely deposit checks, pay their bills, get insurance quotes, and transfer credit card balances by snapping a picture with their camera-equipped smartphones and tablets instead of using the device keyboard. Mitek’s technology increases convenience for the consumer by eliminating the need to go to the bank branch or automated teller machine, and dramatically reduces processing and customer acquisition costs while increasing customer retention. With a strong patent portfolio, Mitek is positioned as the leading innovator in mobile imaging software and currently provides its solutions to Fortune 500 financial services companies. For more information about Mitek, please visit http://www.miteksystems.com. MITK-F

Forward-Looking Statements

Statements contained in this news release relating to the Company’s or management’s intentions, hopes, beliefs, expectations or predictions of the future, including, but not limited to, statements relating to the Company’s long-term prospects, market opportunities beyond the financial services market, expansion of product offerings, and the pursuit of partnerships in new market segments are forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, risks related to the Company’s ability to withstand negative conditions in the global economy, a lack of demand for or market acceptance of the Company’s products, the Company’s ability to continue to develop, produce and introduce innovative new products in a timely manner or the outcome of any pending or threatened litigation and the timing of the launch of Mobile Deposit by the Company’s signed customers. Additional risks and uncertainties faced by the Company are contained from time to time in the Company’s filings with the U.S. Securities and Exchange Commission (SEC), including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2012 and its quarterly reports on Form 10-Q and current reports on Form 8-K, which you may obtain for free on the SEC’s website at www.sec.gov. Collectively, these risks and uncertainties could cause the Company’s actual results to differ materially from those projected in its forward-looking statements and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company disclaims any intention or obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Mitek Reports First Quarter Fiscal 2013 Financial Results

Note Regarding Use of Non-GAAP Financial Measures

This news release contains non-GAAP financial measures for non-GAAP net (loss) income and non-GAAP net (loss) income per share that exclude stock compensation expenses. These financial measures are not calculated in accordance with generally accepted accounting principles (GAAP) and are not based on any comprehensive set of accounting rules or principles. In evaluating the Company’s performance, management uses certain non-GAAP financial measures to supplement financial statements prepared under GAAP. Management believes these non-GAAP financial measures provide a useful measure of the Company’s operating results, a meaningful comparison with historical results and with the results of other companies, and insight into the Company’s ongoing operating performance. Further, management and the Board of Directors utilize these non-GAAP financial measures to gain a better understanding of evaluating the Company’s comparative operating performance from period-to-period and as a basis for planning and forecasting future periods. Management believes these non-GAAP financial measures, when read in conjunction with the Company’s GAAP financials, are useful to investors because they provide a basis for meaningful period-to-period comparisons of the Company’s ongoing operating results, including results of operations, against investor and analyst financial models, identifying trends in the Company’s underlying business and performing related trend analyses, and they provide a better understanding of how management plans and measures the Company’s underlying business.

© 2013 Mitek Systems, Inc. All rights reserved. The Mitek Systems name and logo and Mobile Deposit® are registered trademarks of Mitek Systems, Inc. Other product or service names mentioned herein are the trademarks of their respective owners.

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Contact:

Julie Cunningham

Vice President, Investor Relations & Corporate Communications

Mitek

858.309.1780

ir@miteksystems.com

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Mitek Reports First Quarter Fiscal 2013 Financial Results

MITEK SYSTEMS, INC.

BALANCE SHEETS

	December 31, 2012	September 30, 2012
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$9,592,950	$6,702,090
Short-term investments	4,663,159	5,819,537
Accounts receivable, net	1,624,225	1,097,311
Other current assets	431,239	485,165

Total current assets	16,311,573	14,104,103
Long-term investments	828,000	2,085,690
Property and equipment, net	757,584	491,079
Other non-current assets	42,049	42,049

Total assets	$17,939,206	$16,722,921

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,155,898	$711,950
Accrued payroll and related taxes	871,557	726,965
Deferred revenue	2,439,581	1,632,085
Other current liabilities	55,408	31,656

Total current liabilities	4,522,444	3,102,656
Other non-current liabilities	521,576	63,586

Total liabilities	5,044,020	3,166,242

Stockholders’ equity:
Preferred stock, $0.001 par value, 1,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.001 par value, 40,000,000 shares authorized, 26,041,283 and 25,995,216 issued and outstanding, respectively	26,041	25,995
Additional paid-in capital	37,684,416	36,990,691
Accumulated other comprehensive income	3,762	(616)
Accumulated deficit	(24,819,033)	(23,459,391)

Total stockholders’ equity	12,895,186	13,556,679

Total liabilities and stockholders’ equity	$17,939,206	$16,722,921

Mitek Reports First Quarter Fiscal 2013 Financial Results

MITEK SYSTEMS, INC.

STATEMENTS OF OPERATIONS

(Unaudited)

	For the three months ended December 31,
	2012	2011
Revenue
Software	$2,570,706	$2,892,026
Maintenance and professional services	738,958	627,458

Total revenue	3,309,664	3,519,484

Operating costs and expenses
Cost of revenue-software	192,606	147,660
Cost of revenue-maintenance and professional services	147,390	154,609
Selling and marketing	1,264,052	850,928
Research and development	1,402,753	1,179,106
General and administrative	1,668,929	1,163,228

Total operating costs and expenses	4,675,730	3,495,531

Operating (loss) income	(1,366,066)	23,953
Other income (expense), net
Interest and other expense, net	(43,693)	(67,065)
Interest income	50,117	74,024

Total other income (expense), net	6,424	6,959

Income (loss) before income taxes	(1,359,642)	30,912
Provision for income taxes	—	(4,637)

Net (loss) income	$(1,359,642)	$26,275

Net (loss) income per share—basic	$(0.05)	$0.00

Net (loss) income per share—diluted	$(0.05)	$0.00

Shares used in calculating basic net (loss) income per share	26,024,288	24,390,215

Shares used in calculating diluted net (loss) income per share	26,024,288	27,817,545

Mitek Reports First Quarter Fiscal 2013 Financial Results

MITEK SYSTEMS, INC.

NON-GAAP NET INCOME RECONCILIATION

(Unaudited)

	For the three months ended
	December 31, 2012	December 31, 2011
Income (loss) before income taxes	$(1,359,642)	$30,912

Add back:
Stock compensation expense	656,534	501,697

Non-GAAP income (loss) before income taxes	(703,108)	532,609
Non-GAAP provision for income taxes	—	79,891

Non-GAAP net (loss) income	$(703,108)	$452,718

Non-GAAP net (loss) income per share—diluted	$(0.03)	$0.02

Shares used in computing diluted Non-GAAP net (loss) income per share	26,024,288	27,817,545